Annual Report

Cover Page

Name of issuer:

Comic Blitz LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: DE

Date of organization: 3/27/2014

Physical address of issuer:

2669 1/2 Waverly Drive
Los Angeles CA 90039

Website of issuer:

https://www.comicblitz.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$83,811.00	$14,071.00
Cash & Cash Equivalents:	$83,811.00	$14,071.00
Accounts Receivable:	$22,460.00	$8,268.00
Short-term Debt:	$37,040.00	$0.00
Long-term Debt:	$287,837.00	$217,331.00
Revenues/Sales:	$13,529.00	$0.00
Cost of Goods Sold:	$0.00	$10,848.00
Taxes Paid:	$800.00	$800.00
Net Income:	($39,964.00)	($123,822.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Comic Blitz LLC

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Jordan Plosky	CEO	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Gregory Weiss	Equity	34.25
Jordan Plosky	Equity	50.9

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> ComicBlitz relies on publishers to license their content to us in order for us to distribute it to our end users. We currently have licensing agreements with 29 publishers. 6 are Top 20 publishers, and a 7th is an imprint of the #3 publisher. We forsee that number growing, and filling out the rest of the Top 20. However there is the possibility of ComicBlitz not being able to obtain certain licenses.
>
> ComicBlitz is a true competitor in the field of subscription digital comic books, and has very few competitors. We have substantial differentiators currently, and planned for future iterations of our product. However, our largest competitor, is Comixology, an Amazon company with pre-established relationships with publishers, and truly unlimited access to capital.
>
> ComicBlitz's revenue is nominal, but is due to lack of capital to reach more potential users. Although revenues are expected to grow exponentially over the next few years, there is the possibility of this not happening.

Jordan Plosky (CEO) is not currently full time with the company. As such, it is likely that the company will not make the same progress as it would if that were not the case. Jordan will be returning the full time status at a later date.

Ownership and Capital Structure

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Debt Securities	$166,500	$0	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

24. Describe the material terms of any indebtedness of the issuer:

Convertible Note

Issue date 12/27/14
Amount $18,000.00
Uncapped Note Yes

Convertible Note

Issue date 12/27/14
Amount $10,000.00
Uncapped Note Yes

Convertible Note

Issue date 12/27/14
Amount $5,000.00
Uncapped Note Yes

Convertible Note

Issue date 12/27/14
Amount $15,000.00
Uncapped Note Yes

Convertible Note

Issue date 12/27/14
Amount $25,000.00
Uncapped Note Yes

Convertible Note

Issue date 03/28/15
Amount $15,000.00
Uncapped Note Yes

Convertible Note

Issue date 03/28/15
Amount $10,000.00
Uncapped Note Yes

Convertible Note

Issue date 04/25/15
Amount $10,000.00
Uncapped Note Yes

Convertible Note

Issue date 04/25/15
Amount $15,000.00
Uncapped Note Yes

Convertible Note

Issue date 04/25/15
Amount $1,000.00
Uncapped Note Yes

Convertible Note

Issue date 05/23/15
Amount $20,000.00
Uncapped Note Yes

Convertible Note

Issue date 10/24/15
Amount $10,000.00
Uncapped Note Yes

Convertible Note

Issue date 01/23/16
Amount $5,000.00
Uncapped Note Yes

Convertible Note

Issue date 03/26/16
Amount $5,000.00
Uncapped Note Yes

Convertible Note

Issue date 08/27/16
Amount $2,500.00
Uncapped Note Yes

For each convertible note: 20% discount, 5% interest rate, with no valuation cap (notes that are already matured have not converted and instead are accruing interest)

CREDITOR / TYPE / AMOUNT / MATURITY
Jordan Plosky. Convertible Note, $18K. 6/30/16.
Deborah Blair. Convertible Note, $10K. 6/30/16.
Andrew DeBaker. Convertible Note, $5K. 6/30/16.
Jutta Wexler. Convertible Note, $15K. 6/30/16.
Brian Steele. Convertible Note, $10K. 6/30/16.
Jay Weiss. Convertible Note, $25K. 6/30/16.
Eric Plosky. Convertible Note, $15K. 8/30/16.
Marian Wexler, Tom Cadigan. Convertible Note, $15K. 9/30/16.
Jim and Michele Debaker. Convertible Note, $10K. 9/30/16.
Shilpa Nayyar. Convertible Note, $20K. 10/30/16.
Ian Pfister. Convertible Note, $1K. 10/30/16.
STAX Films. Convertible Note, $10K. 4/30/17.
Gregory Weiss. Convertible Note, $5K. 4/30/17.
Kimberly Blair. Convertible Note, $2.5K. 2/28/18.
Curtiss Pope. Convertible Note, $5K. 9/1/17.

Loan, 15K. No interest. The repayment shall be triggered by an investment of $200,000, or more into ComicBlitz. There is no time period, or deadline.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
12/2014	Section 4(a)(2)	Convertible Note	$5,000	General operations
12/2014	Section 4(a)(2)	Convertible Note	$10,000	General operations
12/2014	Section 4(a)(2)	Convertible Note	$18,000	General operations
12/2014	Section 4(a)(2)	Convertible Note	$15,000	General operations
12/2014	Section 4(a)(2)	Convertible Note	$25,000	General operations
3/2015	Section 4(a)(2)	Convertible Note	$15,000	General operations
3/2015	Section 4(a)(2)	Convertible Note	$10,000	General operations
4/2015	Section 4(a)(2)	Convertible Note	$10,000	General operations
4/2015	Section 4(a)(2)	Convertible Note	$15,000	General operations
4/2015	Section 4(a)(2)	Convertible Note	$1,000	General operations
5/2015	Section 4(a)(2)	Convertible Note	$20,000	General operations
10/2015	Section 4(a)(2)	Convertible Note	$10,000	General operations
1/2016	Section 4(a)(2)	Convertible Note	$5,000	General operations
3/2016	Section 4(a)(2)	Convertible Note	$5,000	General operations
8/2016	Section 4(a)(2)	Convertible Note	$2,500	General operations
5/2017	Regulation Crowdfunding	SAFE	$87,810	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Jordan Plosky (Co-Founder) $18,000 convertible note, 20% discount, 5% interest rate.
Andrew DeBaker (VP of Finance) $5,000 convertible note, 20% discount, 5% interest rate.
Jutta Wexler (Mother In-Law) $15,000 convertible note, 20% discount, 5% interest rate.
Ari Stone (Brother In-Law) $25,000 convertible note, 20% discount, 5% interest rate.
Eric Plosky (Brother) $15,000 convertible note, 20% discount, 5% interest rate.
Jim & Michele DeBaker (Parents of VP of Finance) $10,000 convertible note, 20% discount, 5% interest rate.
Jay Weiss (Parents of Co-Founder) $25,000 convertible note, 20% discount, 5% interest rate.
Gregory Weiss (Co-Founder) $5,000 convertible note, 20% discount, 5% interest rate.
$15,000 loan, no interest rate, no maturity. From parents of founder.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We're building the world's largest comic book store and providing unlimited access to it all! Comics are still for the most part old school—visit a physical store to get a 20 page issue at $3.99 apiece. But there are 120 ongoing series between Marvel & DC alone. Imagine dishing out $4 for each issue of each series you're interested in every month. Comic books are expensive! We're bringing comics into the 21st century by offering a true all-you-can-read subscription for digital comics.
Subscriptions are the future of media—just take a look at Netflix, Hulu, Amazon Video, all for TV alone. It's a no brainer that digital subscriptions are also the answer for comic books, which depend on monthly issues and loyal readers. We've crafted a win-win solution for both readers (who can consume as much as they want) and publishers (who can now easily engage loyal customers). That's why we already have over 1000 available titles, such as James Bond, Star Trek, My Little Pony, and more.

Milestones

Comic Blitz LLC was incorporated in the State of Delaware in March 2014.

Since then, we have:

- over 10,500 registered users
- signed 35 licensing deals with content providers
- Over 200% growth rate in current subscribers for 2016
- 177% increase in monthly page reads for 2016
- Ranked as high as #33 on the iTunes "Books" category
- Users in over 133 countries

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $13,529 compared to the year ended December 31, 2016, when the Company had revenues of $0. Our gross margin was 100.0% in fiscal year 2017, compared to % in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $83,811, including $83,811 in cash. As of December 31, 2016, the Company had $14,071 in total assets, including $14,071 in cash.
- *Net Loss.* The Company has had net losses of $39,964 and net losses of $123,822 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $324,877 for the fiscal year ended December 31, 2017 and $217,331 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $166,500 in convertibles.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Comic Blitz LLC cash in hand is $48,000, as of April 2018. Over the last three months, revenues have averaged $1,500/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $1,500/month, for an average burn rate of $0 per month.

We have since parted ways with our CTO, and CFO. Although they are both still acting in an advisory capacity, their workload is greatly reduced.

We are looking at pivoting into an adjacent field, where we can continue with our core business, but also bring in different revenue streams in from the comic/geek world.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.comicblitz.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix C: Financial Statements

- Financials 1
- Financials 2
- Financials 3
- Financials 4

Appendix D: Director & Officer Work History

- Jordan Plosky

Appendix E: Supporting Documents


Most Popular
ELLIS · MASTERS
JAMES BOND 007
VARGR
BATMAN
SUPERMAN
DYNAMITE
ARMY OF DARKNESS
FROM THE CREATORS OF THE HIT TV SHOW
BOB'S BURGERS

COMICBLITZ

Netflix for Comics | All-you-can-read platform for thousands of comics

$87,810 raised from **237** investors
Successfully Funded on May 2 2017

> *We're building the world's largest comic book store and providing unlimited access to it all! Comics are still for the most part old school—visit a physical store to get a 20 page issue at $3.99 apiece. But there are 120 ongoing series between Marvel & DC alone. Imagine dishing out $4 for each issue of each series you're interested in every month. Comic books are expensive! We're bringing comics into the 21st century by offering a true all-you-can-read subscription for digital comics.*



Jordan Plosky
CEO, COMICBLITZ

OUR AMBITION

Subscriptions are the future of media—just take a look at Netflix, Hulu, Amazon Video, all for TV alone. It's a no brainer that digital subscriptions are also the answer for comic books, which depend on monthly issues and loyal readers. We've crafted a win-win solution for both readers (who can consume as much as they want) and publishers (who can now easily engage loyal customers). That's why we already have over 775 available titles, such as James Bond, Star Trek, My Little Pony, and more.

KEY FACTS

- over 5,500 registered users
- signed 29 licensing deals with content providers
- Over 200% growth rate in current subscribers for 2016
- 177% increase in monthly page reads for 2016
- Ranked as high as #33 on the iTunes "Books" category
- 240,000+ impressions in Apple App store
- Users in over 133 countries
- TechWeek LA Finalist in Startup Competition

https://comicblitz.com

from Los Angeles CA

MEDIA GAMES COMIC BOOKS SERVICES SOCIAL TECH SOFTWARE ENTERTAINMENT TOYS SAAS LEISURE RECREATION MOBILE LIFESTYLE FILM B2C FAMILY EDUCATION ECOMMERCE ART APP PUBLISHING SUBSCRIPTIONS

Why I Like ComicBlitz

As some of you know, I was among the first of the mainstream comics community to champion digital comics. I'm a big believer in them--the immediacy of delivery, the way they reach rural areas without a comics shop, and frankly, how convenient they are to carry on a tablet. That's why I'm so impressed by what Jordan and his crew have built. This is the future, and you're going to want to be a part of it.



Mark Waid

EISNER AWARD WINNING WRITER, DIGITAL COMICS ADVOCATE

Having worked with the biggest in the business, I am extremely impressed with the way ComicBlitz is approaching the market. They have a keen understanding of the customer need, and they are clearly demonstrating to publishers that this model is here to stay. With the right backing, they will be unstoppable in the field.

Samantha Saturn

Former CMO of Comixology

"Having been immersed in the subscription business at Spotify, I am uniquely suited to sense the possibilities of an up and coming company making waves in a similar vertical. Digital media is the wave of the future, and I'm so impressed with how ComicBlitz has been able to be at the forefront of that transition in the comics industry. Behind the scenes, they have all the right elements in place, and I'm truly looking forward to them taking over the space in the near future!"

Michael Kim

Global HR Business Partner, Spotify

This is a wonderful app, especially if you love reading comics. I have had no problems yet reading on my iPad. A great and wide selection of comics make for a truly wonderful weekend of reading, or even an afternoon! I love being able to try series I was holding off on. Big thumbs up for giving me such a great opportunity to further experience a hobby I already love!

BigMe1975 (iTunes review)

Customer

I'm really impressed by these guys, they've got really good comics and graphic novels and the functionality of the app is great. I use an iPhone and the way I can move over the pages makes reading a pleasure. The quality of the digital versions of the comics are top notch as well. For avid readers of comics and graphic novels, this is a must have, for casual readers (like me) it's well worth the subscription!

SpongeAbsorber (iTunes Review)

Customer

I think this service is amazing. I like the variety of titles outside the big two publishers. I also love how the entire series is on one app. Also reading offline is a plus. I recommend it to those who are looking for different titles and want the same kind of digital access as marvel unlimited or DC digital. It really opens up the person to more comics in general.

James K.

Customer

The comic industry is wide open for a "Netflix" like service and while many have tried so far, ComicBlitz is the one succeeding.

Brett Schenker

Founder of GraphicPolicy.com

From a publisher's perspective, this is exactly the platform we need right now. There needs to be competition in the marketplace, and new ways for content creators to reach their audience. In an industry where there are only a few major players, I'm proud to be advising, and working with ComicBlitz, who is making a name for themselves as a contender. I truly believe in Jordan's passion, ability, and the team he's put together in order to execute a platform like this at the very highest level.

Dinesh Shamdasani

CEO & CCO, VALIANT ENTERTAINMENT

Entertainment Finance Forum -- Is Everything Old New Again?

The eighth annual Entertainment Finance Forum was presented by Winston | Baker recently. Gathered in view of the Hollywood sign, attendees heard from a range of speakers. Perhaps the buzziest topic was the panel titled Virtual Media, Real Profits.

January 24, 2017 @ forbes.com

The 'Netflix for Comics' App Comes to iPhone - IGN

Digital comic book app ComicBlitz is now available for all iOS devices from the iOS App Store. The " all-you-can-read" service initially launched only for Apple's iPad, but has moved over to the iPhone as well. The app itself has changed, too.

January 24, 2017 @ ign.com

13 LA-based monthly subscription services to know

In 2016, convenience is king. If a product or service isn't available within a few hours, it's available the next day. But while the boom in on-demand startups is only really beginning, so too

November 10, 2016 @ builtinla.com

Netflix for Comics? We Break Down Comixology, Scribd, Comic Blitz and More

If you like comics, it's easy to go on a binge session. A few years ago I had a subscription to Marvel Unlimited and I thought: "What was Brian Michael Bendis' run on Daredevil like?" I was three hours late to a party that night. Whoops.

October 13, 2016 @ observer.com

Marc Alan Fishman: So There IS a Spotify of Comics!

I love it when I'm wrong. I love to be put in my place. Tough love, kiddos, is often the best kind of love. So, just a few weeks ago I shouted at the heavens "Why isn't there a Spotify ...

February 6, 2016 @ comicmix.com

Los Angeles Techweek 2015 Features Mobile, Health Care and Fashion Innovations

Techweek is one of the largest week-long tech industry festivals in the nation. Launched in 2011, the seven-day festival allows entrepreneurs, tech visionaries and thought leaders to meet and enable the innovation ecosystem in cities across the U.S.

December 2, 2015 @ entrepreneur.com

Comic Blitz is a new, Netflix-like app for comics

It's becoming increasingly difficult to leave the house these days, thanks to an abundance of services that brings just about everything from the outside world to your door/eyes. We've been in thrall to Netflix and its companions/competitors for a

October 8, 2015 @ avclub.com

Interview with CEO and Founder of Comic Blitz: Jordan Plosky

AiPT!: If we wanted to encapsulate your company, we'd call it the Netflix of comic books, but maybe that's selling it short. What would be your pitch in 3 sentences or less? Comic Blitz: We're imprinting comics on a new generation. For less than the

August 13, 2015 @ adventuresinpoortaste.com

Valiant And Dynamite On Tap For Comic Blitz Beta Run - Bleeding Cool Comic Book, Movie, TV News

Last year we started hearing about Comic Blitz, a digital comic app that would work a bit like Netflix allowing you as many comics as you like for a monthly subscription fee. The company was planning on rolling out a beta for the app this weekend at

June 17, 2015 @ bleedingcool.com

THE COMIC BOOK INDUSTRY IS BEHIND THE TECH CURVE

Comics provide the least entertainment value per dollar: $4 for 5 minutes of content.

Imagine having to pay every single time you wanted to watch an episode of your favorite TV shows. That's what comic fans do now. Every week, fans must to go to a physical comics store and pay $4 per comic. And that $4 only buys you roughly 20 pages of content—that's a $1 for every five pages.



ANNUAL 1996
SUPERMAN
DEAD EARTH

$3.99

Avg. Price of a Single Comics Issue

22

Avg. Pages of Content in an Issue

120

Ongoing Series Between Marvel & DC

SOLUTION: ALL-YOU-CAN READ-COMICS

Read and discover as much as you want, for one flat price every month.

ComicBlitz is doing what Netflix did for tv and movies. For the cost of two issues, comic fans can now get unlimited access to thousands of comics ($7.99). We've created a seamless user experience: just sign up, choose your plan, and take hundreds of series anywhere you go. Read on your laptop, iPad, iPhone, and (coming in February) Android.


MOST POPULAR
SALVAGERS
KETSUEKI
HARBINGER
The BOYS
LAST ARRIVALS
Barack Obama
EVIL ERNIE
GODEATER
NORTHGUARD

COMICBLITZ GIVES YOU SUPERPOWERS

Get all the benefits of going digital—store your favorites, bookmark pages, zoom in on the details and more.

READ ENTIRE SERIES

We offer ALL VOLUMES available in a series!

CUSTOMIZE YOUR SHELF

Curate as many lists as you want to stay organized and inspired!

ZOOM

The Devil is in the details—zoom in and find him!

RATE & REVIEW

This is the internet. We expect to read some really weird reviews.

NO COMMITMENTS

We aren't shady; cancel online any time.

WE'RE YOUNG AND GROWING FAST

ComicBlitz has signed some of the top comic publishers and amassed loyal fans.

The ultimate winner of digital comics will be whoever achieves the best user experience and the biggest, most diverse comics database. ComicBlitz is on our way there. We've already signed 6 of the top 20 comics publishers, with titles ranging from G.I. Joe to My Little Pony.

750

Titles Currently Available

6

Of the Top 20 Publishers

5,500+
Total Users

127,000
Pages of Reading Material

4,500+
Comics & Graphic Novels

29 Licensed Publishers So Far

ComicBlitz provides a win-win solution for publishers to engage their biggest fans and resurface older content.

The #4 comics publisher in North America, with titles ranging from Transformers, GI Joe, Star Trek, and My Little Pony.

Top 10 publishing company, the 3rd largest shared universe in comics. Series are currently in production for film, tv and web releases.

Led by superstar creator, Marc Silvestri, Top Cow is best known for

titles such as Witchblade, Cyber Force, and The Darkness.

DYNAMITE ENTERTAINMENT

A Top 10 publisher and home to James Bond, KISS, Shaft, The Shadow, Green Hornet, Battlestar Galactica, Betty Boop, and more.

215 Ink

451

ABRAMS COMICARTS

ACTION LAB

ARCANA

ASPEN

ASYLUM PRESS

BDI
BIG DOG INK

BLUE JUICE COMICS

Capstone press

CHAPTER HOUSE COMICS

DARRYL MAKES COMICS
DMC

DARBY POP PUBLISHING

GRAPHIC UNIVERSE

MARKOSIA

RED 5 COMICS

OUR JOURNEY SO FAR

Our focus has and will be to broaden our user platforms (Android app coming Februry!) as well as to partner with even more publishers to give fans the selection of their dreams.



October 2015

ComicBlitz Launches

ComicBlitz launches on iPad, with 9 publishers, and roughly 1,500 comics and graphic novels

November 2015

Global Launch

ComicBlitz announces global launch, and to date has been used by people in 133 countries

November 2015

ComicBlitz is a Top 5 finalist in TechWeek LA's startup competition.

February 2016



ComicBlitz releases iPhone app

February 2016


DMC

Exclusive Content with DMC

Signs first digital exclusive deal with DMC, of the legendary rap group, Run DMC for his line of graphic novels.

April 2016



Responsive Web Reader

ComicBlitz releases their mobile responsive web reader, for laptops, pc's, and mobile devices on web browsers.

July 2016

IDW Joins ComicBlitz

ComicBlitz signs it's highest profile publisher, IDW Publishing (Ranked #4 by marketshare) to a licensing deal, for titles such as Transformers, GI Joe, Star Trek, and more.

October 2016

ComicBlitz Growing Fast

ComicBlitz ends the year with over 5,250 users, 450,000 pages read, 27 licensing deals (6 Top 20 publishers).

December 2016

More Publishers on ComicBlitz

We are projecting to add at least 5-10 more premiere publishers in 2017, working our way up to Marvel and DC.

2017

ComicBlitz for Android

February 2017

Original Content Exclusive to ComicBlitz

2018

JOIN THE COMICS REVOLUTION!


COMIC BLITZ
ALL YOU CAN READ

ComicBlitz is first and foremost a passion project of lifelong comic fans who are tired of the old guard in digital comics. We started this because we were looking to bring the best possible experience in digital comics to everyone.

This is a place where your voice can be heard! Where comic fans can actually have input into their own reading experience! Where the reader comes first!

Today, we are a major player in subscription services, but tomorrow, we are growing into so much more than that. With your passion, and help, we can become something the comics industry has never seen before. The world's largest comic store...and more!

Yours truly,



Jordan Plosky

Meet the Founders



Jordan Plosky

CEO

Former Director of Content at ComicsFix. Lifelong comic book fan. Podcast creator and host. Former band leader/member of Billboard Top 100 artists (Miley Cyrus, Everclear, more). NYU alumnus.



Gregory Weiss

CTO

Senior Product Manager at Live Nation. Career technologist producing platforms for every size organization. His work is utilized by several Fortune 1000 organizations. Alumnus of GE's IMLP program.

AND THE REST OF THE TEAM



Mark Coleman

Advisor

SVP Global Sales at DoubleClick, which was acquired by Google. NAM Sales Director at Google. Startup advisor, and mentor.



Samantha Saturn

Advisor

Former CMO of Comixology, instrumental in their exit in 2014. Former SVP, Digital Marketing for Columbia Records.



Andrew Debaker

VP. Finance

Co-Founder and CFO of NEWPride. Developed and managed shared accounting service departments, and raised capital for several organizations. NYU Stern School of Business Alumnus.



Dinesh Shamdasani

Advisor

CEO and CCO of Valiant Entertainment, a Top 10 comic publishing company. Executive Producer of all Valiant film and tv properties.



Michael Kim

Advisor

Global HR Business Partner for Spotify. Former Senior HR Business Partner for Yahoo.



Surya Krishnan

CFO

Finance and strategy professional and MBA with over ten years of experience working within Wall Street, the Big Four, and Corporate Development.



Josh Ma

Head of Marketing

Ability to tackle unique strategic needs of clients such as Microsoft, Xbox, Best Western, Focus Features, and various startups.



Justin Man

UX Lead

Self-driven UX Designer. Contractor for Hewlett Packard, Experian, more. Background in Cognitive Science. Able to empathize with users and understand their needs. UCSD alumnus.

Raised $254,310 From 237+ Investors

Joseph CHRISTY

Lee Friedman

Charles D. Hicks

retired federal employee. divorced, no children. enjoys organic gardening, cooking, healthy living

Oluwadara Coker

Hello, I am a research scientist who is very interested in helping starter companies tackle important contemporary issues.

William Y. Massey, Jr

William (Bill) Massey Jr., President, CEO, of TimeAway LLC; a new product development company. Bringing fresh ideas to the marketplace and new products to our communities, our country and abroad. .

Saad ALSOGAIR

Investing in what matters, not what is predictable.

MORE INVESTORS

Interview

– COLLAPSE ALL

WF: What is ComicBlitz?

CB: Think of ComicBlitz as "Netflix for digital comic books". Subscribers pay a low monthly fee for unlimited access to our entire library. We have a couple of pricing options. For unlimited reading every single month, the price is $7.99. We also have a lower tier where users pay just $3.99 for access to 10 comics per month. Finally, we have about 80 comics for free so people can sign up and just read the free comics. The price points of $3.99 and $7.99 are essentially what a reader would pay for one or two new comics, respectively. But with ComicBlitz, they get access to THOUSANDS!

ComicBlitz is available on iOS devices (all iPhones and iPads). We also have a mobile responsive web-reader, meaning people can read on laptops, desktops, and Android devices web browser. We are on schedule to release our Android app this February.

WF: What's new about ComicBlitz?

CB: ComicBlitz is the only TRULY Unlimited subscription platform available today in the world of digital comic books. Every other form of media distribution has unlimited platforms except comics. Movies, tv, music, magazines, etc. We are bringing that to the fans that so desperately crave it! We provide an elegant and intuitive user interface that's easy to use for a new, or established comic reader.

WF: What lead you to start ComicBlitz?

CB: Before I got into the world of startups and entrepreneurship, I was a professional musician and a music director. I played drums for artists such as Miley Cyrus, Jason Derulo, Everclear. I played drums for Perry Farrell (the lead singer of Jane's Addiction who founded Lollapalooza) in his band called Satellite Party. As a music director, I was in charge of the other band members that backed up the artists. That meant scheduling, negotiating contracts, logistics, and communicating with my team, and management. As an independent contractor, I was out hustling and networking to make sure I had another gig coming up. That spirit translates easily into being an entrepreneur because you have to be your own support system a lot of the times.

I transitioned from my music career into the world of comics because I didn't want to be traveling and away from home as much. I have a six-year-old daughter now, who was two when I quit touring. I was working at a couple of day jobs but wasn't happy. Besides music, my other big passion has always been comics, so I started working with another startup that was in the comics subscription space. That's where I cut my teeth. I realized I was building this business for someone else and things weren't working out between us. I thought, "If I am building this for him, I can build it for myself." I started doing the market research, put together my first team, raised some money through friends and family, and put out the first product in October 2015.

WF: How has ComicBlitz grown since launch?

CB: We debuted our iPad app in October 2015, our iPhone app in February 2016, and our web reader over the summer. When we first launched with the iPad app, we only had nine publishers on board and probably less than 2,000 comics and graphic novels in the library. Today, we have 29 publishers and close to 4,500 comics and graphic novels. Out of the 29 publishers, six of them are considered to be among the top publishers in the comics industry. We have the number four publisher in comics and two other top 10. Those are IDW Publishing, Dynamite Comics, and Valiant Comics. We also have Top Cow (an imprint of Image Comics), Action Lab, Zenescope, and Aspen Comics which are top 20 publishers.

Our titles include well- known names like Transformers, G.I. Joe, Star Trek, My Little Pony, James Bond, The Green Hornet, The Shadow, Vampirella, Red Sonja (from the world of Conan the Barbarian), Ghostbusters, Godzilla, some X-Files, and Dungeons and Dragons books.

WF: Why comics?

CB: I've been a lifelong comics fan. Like most comics readers, I took a break during my late high school and college years because there were other things to focus on. Then five or six years ago, I got back into comics in a big way. I was always interested in working in comics, but I'm not a writer and I'm not an artist. ComicBlitz is my way of contributing to the industry that I love. I'm not someone who likes working for somebody else. I like being my own boss, working as hard as I want, doing my thing, and reaping the benefits.

My first career was as a touring musician/ music director. When I was on the road traveling with bands, digital comics were a lifesaver. All I needed was an iPad. I didn't have to carry around stacks of graphic novels or books. Digital was a really big deal for me. It's still an emerging technology in comics.

WF: Why would publishers choose ComicBlitz?

CB: This is a brand new revenue stream for publishers. Publishers in the comics industry are looking for as many outlets as possible, and their number one pain point is finding new readers. When a service like ours comes along, it helps them reach more new readers. We are an aftermarket product that provides syndication type royalties, commonly found in tv, and film, but aren't available in comics.

Publishers first sell their books through either print or digital, and then after those sales have spiked, they bring their content onto our platform and we extend the long tail of the earnings potential. Traditionally, there is almost no aftermarket in the world of comics. The aftermarket is a smattering of digital sales, but for the most part, it is collectors and traders on eBay and Craigslist or at comic conventions. None of the money from those sales goes back to the publishers. So even though we are not paying out retail sized sales back to the publisher, we are still getting their content in front of a lot more people, and making up for the payout with volume.

WF: Who are your competitors?

CB: Right now there is one major competitor called Comixology. They're like the "iTunes of digital comics", which allows a user to purchase individual comics and graphic novels. Comixology began offering a subscription service over the summer. Amazon purchased Comixology in 2014, and I like to say that their subscription service is more like Amazon Prime, to our Netflix. They will give you volume one of a title as part of your subscription but you have to pay for every subsequent volume after that. It's like if you watch a tv show on Amazon Prime and they give you season one as part of the Prime subscription but then you have to pay for seasons two, three, and four. We are like Netflix because your ComicBlitz subscription gives you truly unlimited access to everything in our library.

The other big competitor is Marvel Unlimited. Marvel Comics has their own platform where people pay $9.99 a month for unlimited Marvel digital comics.

WF: How do you expect to take on a major competitor like Amazon?

CB: Amazon purchasing Comixology and starting a digital comics subscription service has helped us in a couple of ways. One, it helped us sign major publishers and opened doors with other premier publishers. Two, it confirms that there's money to be made in comics and specifically in digital comics.

At one time, Comixology had exclusive contracts with Marvel and DC. All of those exclusive contracts have since expired and are viewed as restrictive by publishers, and are no longer en vogue. Publishers can distribute their content wherever they choose.

Amazon has done a lot of stuff in the digital world, yet they've never been the leader. Nobody uses Amazon Music, and I think they've tried to do Amazon e-book subscriptions. Just because it's Amazon doesn't mean we shouldn't try or that we don't stand a chance. Amazon doesn't always win. They're great at shipping physical products, but there's definitely room for competition in other areas.

Comixology is a 1.5-star app in the app store. Customers don't really like Comixology. It's just the only service really available at the moment. Customers are ready for something new. Comixology has been out for seven years and hasn't done too much other than be a place where you can go and read your comics. We want to enhance the experience around the comics. One way we plan to do that is by building social features within the app. Without giving too much away, we have ideas that are not seen in the world of digital comics today that we think will give us tremendous advantages over our competition. Get in contact if you'd like to learn more about that!

WF: How will you bring in brands like Marvel?

CB: Our strategy is to onboard publishers number 3 through 20 first. Then we can get to Marvel and DC comics, home to Batman, Superman and Wonder Woman. If we can get all of the other comic publishers on board and build up our user base that way, then we would be attractive enough to Marvel and DC. We want to show them that we built this thing without their help and that we are a viable place for them to put their content. I've spoken with them multiple times over the past couple of years, and I think it will come down to showing them that, for one, we are not just repurposing their customers. Two, that we can provide them new customers. Three, that we have the right financial deal on the table for them.

WF: What's your relationship with these publishers?

CB: For the majority of our publishing partners there is a standard agreement for a backend streaming royalty. Every time their books get read, they get paid. We actually break it down by the page, and handle reporting accordingly. A select few publishers were paid an upfront advance on royalties recoupable on a fully cross-collateralized basis throughout the term of their contract.

We make it extremely easy for publishers to come on board and extend the life of their content. They realize that they can do nothing and make no money, or they can put their works up on our platform and make some more money. It's not just about the money, it's about the exposure, too. Publishers already do a lot of things such as give away free digital comics or free print comics to try and grab new readers. Instead of the publishers having to pay to give away comics, we are promoting them and they make additional revenue in the process.

WF: Why would publishers not want to sign with ComicBlitz?

CB: We have never had a flat-out no. We have had people say, "Well, we're kind of busy with some other stuff right now," or they'll say they will consider it later. I think a lot of publishers are old school. They look at comics as a print medium and they're fearful that more digital platforms could help kill the print market. The numbers have proven otherwise. Unlike the music industry, since the debut of digital comics, the print market has grown every single year. Digital has been a wonderful proponent for print comics.

You can't go into a drug store and find a spinner rack of comic books anymore. Digital comics have introduced a whole new generation of people to comics. They have helped bring new demographics to comic books, especially women. Digital comics allow people of all kinds to find the content that they want without having to go to the store. Many comic fans don't have access to local comic book shops, or live in an area without one. Digital comics, and specifically the subscription model, democratizes comic books.

WF: How are people consuming comics online?

CB: We are able to track all of that information, with the help of Google Analytics, and MixPanel, two analytics platforms that provide us with all information that we could want on our readers, and customer base.

The app is laid out with a couple of different sections. We list the most popular, the latest arrivals, staff picks, and then the user's recently read books. Another grouping shows the free comics. The "most popular" changes every week based on what we see in our analytics. That shows us which books get read the most, and we report that back to the publishers. We also know if people are using either iPhones or iPads or, of course, laptops or desktops. We even know what operating systems they're on, among other key information.

The iPhone 6 is large enough that if you turn it sideways, it's easy to read comics by scrolling up and down. Some people have iPhone 6 Pluses and some Android phones, which we'll be on soon, and those phones are really big. One of the good things about having a phone is you don't have to carry anything extra. You don't have to have a couple of comics with you or a graphic novel with you that you have to take out on the subway or on a plane. It may not be the optimal reading experience, but that's a tradeoff for the convenience those readers are getting.

WF: Tell us about your customers. ^

CB: We are currently at around 5,500 users on our platform. Out of those 5,500, we have had over 525 paying customers throughout the lifetime of the product. All of that has essentially been done with less than $3,000 going towards customer acquisition and marketing. That brings our customer acquisition cost to a a little over $5 a person. That's not a very high customer acquisition cost, which shows that this is a incredibly scalable business. We have efforts in place that are successfully lowering that CAC even further.

I think some of the 5,500 people using the platform but not buying might not be iOS people. Perhaps we do not have all of the contest they need. People take Netflix for granted now that they have all the content that people want, but they didn't start out that way. We are still in that embryonic phase. We have to get on Android. We have to have a little bit of money to entice publishers to come on board. I think we need to sign publishers number 3 through 20. We already have number 4, but once we get 3 and 5 and then everything else fills in, I do believe we can have that hockey stick moment where our users and revenue start shooting up. Then we will attract DC and Marvel. Yes, we have 5,500 people who have signed up and not converted, but our overall conversion rate is roughly 9%, which is above industry average. It takes a lot of signups in order to get those people to purchase. Our metrics are well established in that regard. We just need 10-fold and then 100-fold more people signing up, but that takes money.

Our issue is customer awareness. We know every time that we get press or any time we do a little online advertising, we have people signing up. We can't keep throwing money at the problem otherwise we'll have no money left for any other operating costs. It's a balancing act.

WF: How do you make money? ^

We have several potential revenue streams. Customer subscription fees, advertising, affiliate merchandise sales, white label technology, big data, and original content.

WF: What is your strategy for future growth? ^

CB: We want to go after customers first, and that will attract the publishers. If we can show publishers we have 50,000 users onboard our platform for example, then they will want to be in front of that audience. We have run promotions where people can get three free months or six free months, so the paying customer isn't indicative of how many people can be viewing their content and earning them money. For us, it's all about sign-ups. We have enough content right now to get the sign-ups. Sign-ups lead to publishers. More publishers lead to paying customers. That's our roadmap into the future, navigating that chicken & egg scenario.

The best way for us to acquire these new users has been press and public relations. That has undoubtedly brought us the largest amount of users, and subscribers. Also, affiliate marketing has been instrumental in our growth lately as well. Reaching a large amount of new users, and subscribers, with no up front costs, only paying per signup, so it's quite advantageous. Then there is certainly online marketing through Facebook and Google ads. Which has proven to bring in new subscribers every time we run a campaign. With a larger budget, we'd be working with online influencers and setting up booths at comic cons so people could check out the app at those events. That's a really expensive endeavor and on such a shoestring budget, our money is better spent online.

WF: Tell us about the team. Why will you win?

CB: I am the co-founder and CEO. I am a graduate of New York University. I had a successful career as a professional musician and music director for 9.5 years. That is an extremely competitive space, and my success speaks to my networking abilities, my relationships, my reputation, and my grit. This is the first company that I've founded, but I feel like I was in business for myself all of those years as an independent contractor. I'm also a lifelong comic book fan, and I used to do some podcasting talking about music and comics. Before founding ComicBlitz, I worked for another startup doing the "Netflix for digital comics" model, where I truly cut my teeth in the comics world. All of those experiences, coupled with my own research, and ability to become an expert in the space have led ComicBlitz to be a true competitor in the industry.

My Co-Founder and CTO is Gregory Weis. He is a full stack developer who built our entire website, currently our Android app, while administering our iOS app. Greg has been coding since coding started being a thing about 15 plus years ago. He was most recently the senior project manager at Live Nation, one of the world's largest event ticketing companies. The two of us are full time on this. We're both financially and, obviously, sweat-equity invested in this. Andrew Debaker is our day-to-day finance person. He's a trusted professional who graduated Stern Business School at NYU. He's been an accountant/ controller for over 12 years.

Then we have a impressive board of advisors. It's lead by Samantha Saturn, the former CMO of Comixology (integral in their exit to Amazon). We also have Dinesh Shamdasani, who is the CEO of Valiant Entertainment, one of the top 10 publishers in the country, and their content is on board with us. Mark Cohen, one of the first employees at DoubleClick (acquired by Google), is another advisor. Finally, there is Michael Kim, who is a Global HR Business Partner for Spotify and was previously a Senior HR Business Partner at Yahoo.

WF: What is your biggest concern?

Our biggest risk is navigating the comic publishing landscape. Right now, no premiere publishers have exclusive contracts with anyone. That method of contracts is a thing of the past, that didn't work out well for publishers the first time around. But, although unlikely, it's always possible for a competitor to lock up an exclusive with a publisher.

WF: Tell us about current revenue and performance.

CB: We currently bring in about $1,100 a month. There is a decent percentage of that who are still under a promotional period, paying $1/mo, who are soon to be converted to $7.99/mo, further increasing our revenue. In fact, the revenue does not accurately reflect our user base at the moment.

The fact that we have customers who have stuck with us since the first month is huge. We find that if a user gets past a month or two of service with us, they tend to stick around. The average user has been with us eight to nine months.

Our pain point is customer awareness. Having the money to get out there and attract more customers is only going to help us raise our monthly revenue higher. We have seen evidence, in small spends that once people find out about us, we do get a proportionate amount of signups and subscribers.

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ASK QUESTION

Michel Nizon Feb 27 2017

What has been your loss in 2016?



Jordan Plosky CEO FOUNDER Mar 5 2017

Michel, my apologies. I had answered this the day after you asked it, but apparently did not go through on the site. Our losses for 2016 total $81,000, mostly from technology development. Thanks!

LIKE



Jordan Plosky CEO FOUNDER Mar 5 2017

Michael, not sure why my answer keeps going away on this page!
I see you have quoted us as having a $5million valuation. That is incorrect, and we do not state that anywhere. We have put a $5million valuation CAP on the SAFE note, which is a valuation at a future time, most likely a priced round of investment. I hope that helps clear up any misconception.

LIKE

Edwin Mak Feb 9 2017

Hi Jordan, thanks for your response! "We've been toying with the idea of even releasing print versions possible as well!" - this was what I had in mind when I asked the question. While I love to read on mobile/tablet, there will always be that few books which I prefer to hold physical and keep. Likewise for merchandise, when you have substantial content and subscribers, this feels like a great avenue to monetise. Just one more question - what are the costs involved in licensing content from publishers besides paying them for each page that's viewed by a reader?



Jordan Plosky CEO FOUNDER Feb 10 2017

Edwin, usually the cost is just paying for each page that's viewed. For some premiere publishers however, there could be advance payments offset by the accrual of royalties. So, we need to come up with that money in order to acquire content.

LIKE

MORE QUESTIONS



COMICBLITZ

2017 Report

Dear investors,

I apologize for the lack of communication over the past year. We have been working hard at expanding our library through licensing deals with Top 10 publishers in the comics world. Some days, they seem like they're going to happen, and other days, you turn around, and it's still a year with no signed contract. We are making progress on a few key deals though that will be game changing for us in terms of visibility, recognizable content, and marketing materials. It's been a long waiting game, but one that should pay off soon!

We need your help!

We are currently looking to grow our library, so any assistance with that would be appreciated. Also, within our pivot, we are targeting the philanthropy market for the geek world. We already have several ideas, but could certainly use any connections with either charities, or in demand figures in the geek world. And lastly, if anyone is interested in handling any sort of tech, we can talk too!

Sincerely,

Jordan Plosky
CEO

Gregory Weiss
CTO

Our Mission

Subscriptions are the future of media—just take a look at Netflix, Hulu, Amazon Video, all for TV alone. It's a no brainer that digital subscriptions are also the answer for comic books, which depend on monthly issues and loyal readers. We've crafted a win-win solution for both readers (who can consume as much as they want) and publishers (who can now easily engage loyal customers). That's why we already have over 775 available titles, such as James Bond, Star Trek, My Little Pony, and more.

See our full profile

How did we do this year?

Report Card

B-

The Good

We signed more publishers, and now offer over 10,000 comics and graphic novels, a huge milestone!

We are well over 10,000 users on the platform, the magic number!

We released and refurbished our Android application to work better, and more efficiently for Android users.

The Bad

Slow adoption from more users.

Lack of recognizable content coming on board the platform.

No new technological upgrades.

2017 At a Glance

January 1 to December 31


$$$$

$13,529
Revenue



-$39,964
Net Loss


IOU!

$37,040
Short Term Debt



$0
Raised in 2017



$48,000
Cash on Hand
As of 04/12/18



Months of Runway
As of 04/12/18

INCOME | BALANCE | NARRATIVE

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We're building the world's largest comic book store and providing unlimited access to it all! Comics are still for the most part old school—visit a physical store to get a 20 page issue at $3.99 apiece. But there are 120 ongoing series between Marvel & DC alone. Imagine dishing out $4 for each issue of each series you're interested in every month. Comic books are expensive! We're bringing comics into the 21st century by offering a true all-you-can-read subscription for digital comics.
Subscriptions are the future of media—just take a look at Netflix, Hulu, Amazon Video, all for TV alone. It's a no brainer that digital subscriptions are also the answer for comic books, which depend on monthly issues and loyal readers. We've crafted a win-win solution for both readers (who can consume as much as they want) and publishers (who can now easily engage loyal customers). That's why we already have over 1000 available titles, such as James Bond, Star Trek, My Little Pony, and more.

Milestones

Comic Blitz LLC was incorporated in the State of Delaware in March 2014.

Since then, we have:

- over 10,500 registered users

- signed 35 licensing deals with content providers

- Over 200% growth rate in current subscribers for 2016

- 177% increase in monthly page reads for 2016

- Ranked as high as #33 on the iTunes "Books" category

- Users in over 133 countries

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $13,529 compared to the year ended December 31, 2016, when the Company had revenues of $0. Our gross margin was 100.0% in fiscal year 2017, compared to % in 2016.

- *Assets.* As of December 31, 2017, the Company had total assets of $83,811, including $83,811 in cash. As of December 31, 2016, the Company had $14,071 in total assets, including $14,071 in cash.

- *Net Loss.* The Company has had net losses of $39,964 and net losses of $123,822 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.

- *Liabilities.* The Company's liabilities totaled $324,877 for the fiscal year ended December 31, 2017 and $217,331 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $166,500 in convertibles.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Comic Blitz LLC cash in hand is $48,000, as of April 2018. Over the last three months, revenues have averaged $1,500/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $1,500/month, for an average burn rate of $0 per month.

We have since parted ways with our CTO, and CFO. Although they are both still acting in an advisory capacity, their workload is greatly reduced.

We are looking at pivoting into an adjacent field, where we can continue with our core business, but also bring in different revenue streams in from the comic/geek world.

Net Margin: -295%

Gross Margin: 100%

Return on Assets: -48%

Earnings per Share: -$Inf

Revenue per Employee: $13,529

Cash to Assets: 100%

Revenue to Receivables: 60%

Debt Ratio: 388%

Comic_Blitz_LLC_Financial_Stat...

Comic_Blitz_2017_GAAP.pdf

Comic_Blitz_2017_GAAP.xlsx

ComicBlitz_2017_Balance_Sheet...

ComicBlitz_2017_Income_State...

We ❤ Our
215 Investors

Thank You For Believing In Us

Joseph CHRISTY
Lee Friedman
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Oluwadara Coker
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Alain Cayrol
David Detzel
Robert Noack

Linda York
John Danesi
Ronald W. BURGI
Cameus Guillaume
Ryan Jauregui
Mark Lafrenais
Richard Bryan Millunchick
Paul Jackson
Kevin Frawley
Anne Brown
Lokesh SURAPANENI
Roy Rice
Raj Thiyagarajan
Karen Burrell
Robert Weiner
Ron Gajewski
Joseph Shield
Joseph C. Oliver
David Yoder
William Johander
Tanya Boettcher
Brent Palman
Ernest Frasier
Spencer Savage
Charles B. Urnick
Oscar Grandas
Stephanie Makishima
Richard W RICHARDSON
Jon Sharp
Dawn Greenfield Ireland
Alexander Ross
William Nabors
James Collins
Sherman Townsend
Imran Abdul Ghani
Michael Corral
Johnathan Kelly
Johnnie Green
Mark Beach
Susan MALDONADO
Francisco Bethencourt
Yvonne Sing
Michael Fisher
Jeffery Davenport
Russell Drakeford
Sean Stevens-Fabry
Antoine Ambrose
Kenneth Sorrells
Jerome F Jablonski
Nitish Sakhawalkar
Shane Ward
Melvin Kestner
Ashfaq Uddin
Dennis Melton
Alan Dale Northam
Daniel T West
Thomas Purvin
Thomaskutty ALUMPAR...
Dale Gehrlein
Lon HOSKINS
Wakeya Smith
Javier Olivera Whyte
Archie Leonard Bonner
Colleen Fedor
Jack Sellinger
Michael Lee
Billy Brown
Lane B Wyatt
Midhat Qidwai
Paul Thompson
Erik Talvola
Keith Engelhard
Mark Ament
Bunny Henningsen
Bonaventure I. OGBODU
Keith McIntyre
Jody J Franzen
Robert Lees
Kathleen Maher
Kourtnee Owens
Donna Schulz
Harriet & Richard Mesh
Li Xiaoping
Ron Zember
Zackary Brown
Stephen Yoskowitz
Tan Quan Nguyen
Greg Harrison
Shelton Roper
David Christensen
Jacek Kalmus
Marcia And Bruce Snell
Dennis E. Cooper
Derek Lawson
Bassey Bassey
Nazimuddin Tajuddin BA...
Miguel Cruz
Ross Siegel
Cameron Page
Robert Jamieson
Jonathan Weiss
Titus Oparaocha
Ee Mein Teh
Adam Engelstad
Joseph Willems
Franklin E. Powers, Jr.
Stephen W. Martin
Adam Saitowitz
Chetan Kumar
Gerard Suchoski
David Keranen

Alexander Neu
Andre BETKER
Jacob David Shogren
Ben Slabak
Affan Khan
IRA KARABA
Mk Anderson
Darlington Etumni
Keith Guerin
Amber D'Ambrosio
Garry CHAN
Mohammed S Rais

Thank You!

From the ComicBlitz Team



Jordan Plosky
CEO



Gregory Weiss
CTO



Mark Coleman
Advisor
SVP Global Sales at DoubleClick, which was acquired by Google. NAM Sales Director at Google. Startup advisor, and mentor.



Samantha Saturn
Advisor
Former CMO of Comixology, instrumental in their exit in 2014. Former SVP, Digital Marketing for Columbia Records.



Andrew Debaker
VP. Finance
Co-Founder and CFO of NEWPride. Developed and managed shared accounting service departments, and raised capital for several organizations. NYU Stern School of Business Alumnus.



Dinesh Shamdasani
Advisor
CEO and CCO of Valiant Entertainment, a Top 10 comic publishing company. Executive Producer of all Valiant film and tv properties.



Michael Kim

Advisor

Global HR Business Partner for Spotify. Former Senior HR Business Partner for Yahoo.



Surya Krishnan

CFO

Finance and strategy professional and MBA with over ten years of experience working within Wall Street, the Big Four, and Corporate Development.



Josh Ma

Head of Marketing

Ability to tackle unique strategic needs of clients such as Microsoft, Xbox, Best Western, Focus Features, and various startups.



Justin Man

UX Lead

Self-driven UX Designer. Contractor for Hewlett Packard, Experian, more. Background in Cognitive Science. Able to empathize with users and understand their needs. UCSD alumnus.

Details

The Board of Directors

None.

Officers

OFFICER	TITLE	JOINED
Jordan Plosky	CEO	2014

Voting Power

HOLDER	SECURITIES HELD	VOTING POWER
Gregory Weiss	Equity	34.3%
Jordan Plosky	Equity	50.9%

Past Equity Fundraises

DATE	AMOUNT	SECURITY	EXEMPTION
03/2016	$5,000		Section 4(a)(2)
08/2016	$2,500		Section 4(a)(2)
01/2016	$5,000		Section 4(a)(2)
10/2015	$10,000		Section 4(a)(2)
04/2015	$1,000		Section 4(a)(2)
05/2015	$20,000		Section 4(a)(2)
04/2015	$10,000		Section 4(a)(2)
04/2015	$15,000		Section 4(a)(2)
03/2015	$15,000		Section 4(a)(2)
03/2015	$10,000		Section 4(a)(2)
12/2014	$25,000		Section 4(a)(2)
12/2014	$15,000		Section 4(a)(2)
12/2014	$5,000		Section 4(a)(2)
12/2014	$10,000		Section 4(a)(2)
12/2014	$18,000		Section 4(a)(2)

The use of proceeds is to fund general operations.

Convertible Notes Outstanding

ISSUED	AMOUNT	INTEREST	DISCOUNT	VALUATION CAP	MATURITY
12/27/2014	$18,000			None	
12/27/2014	$10,000			None	
12/27/2014	$5,000			None	
12/27/2014	$15,000			None	
12/27/2014	$25,000			None	
03/28/2015	$15,000			None	
03/28/2015	$10,000			None	
04/25/2015	$10,000			None	
04/25/2015	$15,000			None	
04/25/2015	$1,000			None	
05/23/2015	$20,000			None	
10/24/2015	$10,000			None	
01/23/2016	$5,000			None	
03/26/2016	$5,000			None	
08/27/2016	$2,500			None	

Outstanding Debts

None.

Related Party Transactions

Jordan Plosky (Co-Founder) $18,000 convertible note, 20% discount, 5% interest rate. Andrew DeBaker (VP of Finance) $5,000 convertible note, 20% discount, 5% interest rate. Jutta Wexler (Mother In-Law) $15,000 convertible note, 20% discount, 5% interest rate. Ari Stone (Brother In-Law) $25,000 convertible note, 20% discount, 5% interest rate. Eric Plosky (Brother) $15,000 convertible note, 20% discount, 5% interest rate. Jim & Michele DeBaker (Parents of VP of Finance) $10,000 convertible note, 20% discount, 5% interest rate. Jay Weiss (Parents of Co-Founder) $25,000 convertible note, 20% discount, 5% interest rate. Gregory Weiss (Co-Founder) $5,000 convertible note, 20% discount, 5% interest rate. $15,000 loan, no interest rate, no maturity. From parents of founder.

Capital Structure

CLASS OF SECURITY	SECURITIES (OR AMOUNT) AUTHORIZED	SECURITIES (OR AMOUNT) OUTSTANDING	VOTING RIGHTS
Debt Securities	$166,500	$0	No

	SECURITIES RESERVED FOR ISSUANCE UPON EXERCISE OR CONVERSION
Warrants:	0
Options:	0

Risks

Jordan Plosky (CEO) is not currently full time with the company. As such, it is likely that the company will not make the same progress as it would if that were not the case. Jordan will be returning the full time status at a later date.

ComicBlitz's revenue is nominal, but is due to lack of capital to reach more potential users. Although revenues are expected to grow exponentially over the next few years, there is the possibility of this not happening.

ComicBlitz is a true competitor in the field of subscription digital comic books, and has very few competitors. We have substantial differentiators currently, and planned for future iterations of our product. However, our largest competitor, is Comixology, an Amazon company with pre-established relationships with publishers, and truly unlimited access to capital.

ComicBlitz relies on publishers to license their content to us in order for us to distribute it to our end users. We currently have licensing agreements with 29 publishers. 6 are Top 20 publishers, and a 7th is an imprint of the #3 publisher. We forsee that number growing, and filling out the rest of the Top 20. However there is the possibility of ComicBlitz not being able to obtain certain licenses.

Description of Securities for Prior Reg CF Raise

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

Minority Ownership

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Exercise of Rights Held by Principal Shareholders

As holders of a majority-in-interest of voting rights in the Company, the unitholders may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor. For example, the unitholders may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The unitholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns. The unitholders have the right to redeem their securities at any time. Unitholders could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability. In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted. Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Restrictions on Transfer

The securities offered via Regulation Crowdfunding may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

- to the issuer;
- to an accredited investor;
- as part of an offering registered with the U.S. Securities and Exchange Commission; or
- to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

Valuation Methodology for Prior Reg CF Raise

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of units . As discussed in Question 13, when we engage in an offering of equity interests involving Units , Investors may receive a number of Units calculated as either (i) the total value of the Investor's investment, divided by the price of the Unit being issued to new Investors, or (ii) if the valuation for the company is more than $5 million , the amount invested divided by the quotient of (a) the Valuation Cap ($5 million) divided by (b) the total amount of the Company's capitalization at that time. Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the Units that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our management . Among the factors we may consider in determining the price of Units are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. In the future, we will perform valuations of our units that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;

- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

Company

Comic Blitz LLC

- Delaware Limited Liability Company
- Organized March 2014
- 1 employees

2669 1/2 Waverly Drive
Los Angeles CA 90039

https://www.comicblitz.com

Business Description

Refer to the ComicBlitz profile.

EDGAR Filing

The Securities and Exchange Commission hosts the official version of this annual report on their EDGAR web site. It looks like it was built in 1989.

Compliance with Prior Annual Reports

ComicBlitz is current with all reporting requirements under Rule 202 of Regulation Crowdfunding.

All prior investor updates

You can refer to the company's updates page to view all updates to date. Updates are for investors only and will require you to log in to the Wefunder account used to make the investment.

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Jordan Plosky

Co-Founder and CEO at ComicBlitz LLC

ComicBlitz LLC • New York University

Los Angeles, California • 500+

InMail | **Connect**

I am the Founder and CEO of Comic Blitz LLC. We are an UNLIMITED, All You Can Eat subscription service for digital comic books. Available on all iOS devices, laptops, desktops, and any mobile device with a web browser!

www.comicblitz.com
www.facebook.com/comicblitz
twitter.com/comicblitzapp
instagram.com/comicblitz

https://itunes.apple.com/us/app/comicblitz-all-you-can-read/id957658729?mt=8&ign-mpt=uo%3D4

Media (1)


COMIC BLITZ
ALL YOU CAN READ

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Highlights

1 Mutual Connection
You and Jordan both know Robert Sopko

Jordan's Posts

4,312 followers

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We're Hiring!
Jordan Plosky on LinkedIn
January 12, 2016

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Experience

Founder and CEO
ComicBlitz LLC
Dec 2013 – Present • 3 yrs 3 mos • Los Angeles, CA

Wearer of many hats. As the Co-Founder & CEO of ComicBlitz, I have done everything from market research before the formation of the company, to building a successful team, raising capital, and launching a fully functioning product.
Personally signed over 2 dozen deals with content partners, including exclusives, and top tier content providers.
Handled, and oversaw marketing campaigns, social media, business development, strategic partnerships, analytics reporting, financial modeling, UI/ UX Design, wire framing, and product management.
Written press releases, and done my fair share of networking, pitching, presenting, creating presentations, leading teams, and much much more.
Essentially, I've handled every aspect of business that is not coding.

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Director of Content Acquisition
ComicsFix
Aug 2013 – Dec 2013 • 5 mos • Los Angeles, CA

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Independent Contractor: Musician / Music Director
Jordan Plosky
Sep 2004 – Sep 2013 • 9 yrs 1 mo • Los Angeles

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Industry Outreach Advisor (1/13-12/14)
Los Angeles Film/Recording School
Jan 2013 – Aug 2013 • 8 mos • Hollywood, CA

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Marketing Account Executive/ Head Media Guest Booker- PR
NAC Marketing
Jun 2002 – Oct 2004 • 2 yrs 5 mos • New York NY

See description

Education

New York University
Bachelor's degree (Dean's List)
1998 – 2002

Featured Skills & Endorsements

Entertainment · 51 — **Heiko Schmidt and 50 connections** have given endorsements for this skill

Advertising · 32 — **Roger Chavez and 31 connections** have given endorsements for this skill

Digital Media · 6 — **Heiko Schmidt and 5 connections** have given endorsements for this skill

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Accomplishments

3 **Honors & Awards**
TechWeek LA Finalist

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1 **Patent**
Beverage container with sidewall access

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1 **Publication**
Patent USD671843 S1

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